                                                                    Exhibit 4.11

================================================================================


                          FIRST SUPPLEMENTAL INDENTURE

                            Dated as of June 13, 1995

                                      among

                             BEAZER HOMES USA, INC.,
                                   as Issuer,

                           BEAZER HOMES HOLDINGS INC.,
                               BEAZER HOMES, INC.,
                              SQUIRES HOMES, INC.,
                            PHILLIPS BUILDERS, INC.,
                          BEAZER/SQUIRES REALTY, INC.,
                        BEAZER HOMES SALES ARIZONA INC.,
                            BEAZER HOMES NEVADA INC.,
                           BEAZER HOMES GEORGIA, INC.,
                          BEAZER HOMES CALIFORNIA INC.,
                           BEAZER HOMES ARIZONA INC.,
                            BEAZER-COHN REALTY CORP.,
                              BDWI-SUNRIDGE, INC.,
                           BEAZER HOMES FLORIDA, INC.,
                        SUNRIDGE COUNTRY CLASSICS, L.P.,
                         PANITZ HOMES REALTY, INC., and
                            BEAZER HOMES TEXAS, INC.,
                               as Guarantors, and

                            BANK OF AMERICA ILLINOIS,
                                   as Trustee

                                       to

                                    INDENTURE

                            Dated as of March 2, 1994

                                   Relating to

                   $115,000,000 Aggregate Principal Amount of

                            9% Senior Notes due 2004


================================================================================

                          FIRST SUPPLEMENTAL INDENTURE


      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of June 13, 1995 (this "Supplement"), by and among BEAZER HOMES USA, INC., a Delaware corporation, (the "Company"), BEAZER HOMES HOLDINGS INC., a Delaware corporation, BEAZER HOMES, INC., a Delaware corporation, SQUIRES HOMES, INC., a Delaware corporation, PHILLIPS BUILDERS, INC., a Tennessee corporation, BEAZER/SQUIRES REALTY, INC., a North Carolina corporation, BEAZER HOMES SALES ARIZONA INC., a Delaware corporation, BEAZER HOMES NEVADA INC., a Nevada corporation, BEAZER HOMES GEORGIA, INC., a Georgia corporation, BEAZER HOMES CALIFORNIA INC., a Delaware corporation, BEAZER HOMES ARIZONA INC., a Delaware corporation, BEAZER-COHN REALTY CORP., a Georgia corporation, BDWI-SUNRIDGE, INC., a Delaware corporation, BEAZER HOMES FLORIDA, INC., a Delaware corporation, and SUNRIDGE COUNTRY CLASSICS, L.P., a California limited partnership (collectively, the "Existing Guarantors"), PANITZ HOMES REALTY, INC., a Florida corporation, and BEAZER HOMES TEXAS, INC., a Texas corporation (together, the "Additional Guarantors"), and BANK OF AMERICA ILLINOIS, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings respectively ascribed thereto in the Indenture, dated as of March 2, 1994, among the Company, as issuer, the Existing Guarantors, as guarantors of the Company's obligations thereunder, and the Trustee (the "Indenture"), pursuant to which $115,000,000 aggregate principal amount of the Company's 9% Senior Notes due 2004 were issued and with respect to which this Supplement relates.

                            RECITALS OF THE PARTIES:

      WHEREAS, the parties hereto desire to amend the Indenture to add the Additional Guarantors as Guarantors of the Company's obligations thereunder pursuant to Section 11.03 thereof.

                   NOW, THEREFORE, THIS SUPPLEMENT WITNESSETH:

      1. The parties hereto agree to add, effective as of the date hereof, the Additional Guarantors as Guarantors under the Indenture and the Additional Guarantors agree to be subject to the provisions of the Indenture as Guarantors. Each Additional Guarantor shall execute and deliver to the Trustee contemporaneously herewith, for the equal and proportionate benefit of the Holders of the Securities, its Guarantee set forth in Appendix A hereto.

      2. Nothing contained herein shall be deemed or construed to relieve any party to the Indenture of its obligations thereunder as in effect immediately prior to the effectiveness of this Supplement or to impair any of such obligations in any way and, except to the extent the Indenture is amended hereby, the Indenture shall remain in full force and effect and each of the parties hereto hereby confirms all the terms and provisions of the Indenture as amended hereby.

      3. This Supplement shall be governed by and construed in accordance with the laws that govern the Indenture and its construction.

      4. This Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.


            [The remainder of this page was intentionally left blank]

            IN WITNESS WHEREOF, each the parties hereto has caused this Supplement to be duly executed by its representative, thereunto duly authorized, as of the day and year first written above.

                            (The Company)

                              BEAZER HOMES USA, INC.


                              By:   /s/ Ian J. McCarthy
                                   --------------------------------------------
                                   Name:  Ian J. McCarthy
                                   Title: President and Chief Executive Officer


                            (The Existing Guarantors)

                              BEAZER HOMES HOLDINGS INC.
                              BDWI-SUNRIDGE, INC.
                              BEAZER HOMES, INC.,
                                   on behalf of itself and as General Partner of SUNRIDGE COUNTRY CLASSICS, L.P.


                              By:   /s/ Ian J. McCarthy
                                   -------------------------
                                   Name:  Ian J. McCarthy
                                   Title: President


                              SQUIRES HOMES, INC.
                              PHILLIPS BUILDERS, INC.
                              BEAZER/SQUIRES REALTY, INC.
                              BEAZER HOMES SALES ARIZONA INC.
                              BEAZER HOMES NEVADA INC.
                              BEAZER HOMES GEORGIA, INC.
                              BEAZER HOMES CALIFORNIA INC.
                              BEAZER HOMES ARIZONA INC.
                              BEAZER-COHN REALTY CORP.
                              BEAZER HOMES FLORIDA, INC.



                              By:   /s/ Ian J. McCarthy
                                   -------------------------
                                   Name:  Ian J. McCarthy
                                   Title: Chairman

                            (The Additional Guarantors)

                              PANITZ HOMES REALTY, INC.


                              By:  /s/ Ian J. McCarthy
                                  --------------------------
                                  Name:  Ian J. McCarthy
                                  Title: President


                              BEAZER HOMES TEXAS, INC.


                              By:  /s/ Ian J. McCarthy
                                  --------------------------
                                  Name:  Ian J. McCarthy
                                  Title: Chairman


                            (The Trustee)

                              BANK OF AMERICA ILLINOIS, as trustee


                              By:  /s/ K.L. Clark
                                  --------------------------
                                  Name:  K.L. Clark
                                  Title: Trust Officer

                                                                    Appendix A-1


                                    GUARANTEE


      For value received, the undersigned hereby, jointly and severally with the other Guarantors under the Indenture, unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

      The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

      This Guarantee is subject to release upon the terms set forth in the Indenture.



Dated:  June 13, 1995


                              PANITZ HOMES REALTY, INC.


                              By:  /s/ Ian J. McCarthy
                                  --------------------------
                                  Name:  Ian J. McCarthy
                                  Title: Chairman

                                                                    Appendix A-2


                                    GUARANTEE


      For value received, the undersigned hereby, jointly and severally with the other Guarantors under the Indenture, unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article 11 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

      The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in
Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

      This Guarantee is subject to release upon the terms set forth in the Indenture.



Dated:  June 13, 1995

                              BEAZER HOMES TEXAS, INC.


                              By:  /s/ Ian J. McCarthy
                                  --------------------------
                                  Name:  Ian J. McCarthy
                                  Title: Chairman